UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 7, 2015

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously announced, on December 16, 2013, Frontier Communications Corporation (the “Company”) entered into an agreement (such agreement as amended, the “Stock Purchase Agreement”) to acquire the wireline properties of AT&T Inc. (“AT&T”) in Connecticut for a purchase price of $2.0 billion in cash. Pursuant to the Stock Purchase Agreement, the Company agreed to acquire all of the issued and outstanding capital stock of The Southern New England Telephone Company and SNET America, Inc. (the “Transferred Companies”) from AT&T. Prior to the closing of the AT&T Transaction (as defined below), (i) AT&T transferred to the Transferred Companies certain assets and caused the Transferred Companies to assume certain liabilities relating to the business to be acquired and (ii) the Transferred Companies transferred to AT&T certain assets, and AT&T assumed certain liabilities of the Transferred Companies, to be retained by AT&T following the closing (the Transferred Companies, after giving effect to such transactions, being referred to as the “Connecticut Operations”). References to the “AT&T Transaction” refer to our acquisition of the Connecticut Operations from AT&T on October 24, 2014 pursuant to the Stock Purchase Agreement.

The Company is filing this Current Report on Form 8-K to present (i) the combined financial statements of the Connecticut Operations for the nine months ended September 30, 2014 and 2013 and as of September 30, 2014, which is filed as Exhibit 99.1 hereto and (ii) the unaudited pro forma condensed combined financial statements of the Company, after giving effect to the AT&T Transaction, for the nine months ended September 30, 2014 and as of September 30, 2014 and for the year ended December 31, 2013, which are filed as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Combined financial statements of the AT&T Connecticut Wireline Operations (A Business Unit of AT&T Inc.) for the nine months ended September 30, 2014 and 2013 and as of September 30, 2014 and December 31, 2013.

99.2	Unaudited pro forma condensed combined financial statements of the Company, after giving effect to the AT&T Transaction, for the nine months ended September 30, 2014 and as of September 30, 2014 and for the year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: January 7, 2015	By:	/s/ David G. Schwartz
David G. Schwartz
Vice President, Corporate Counsel and Assistant Secretary